UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2026

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events.

Net Asset Value
In accordance with Nuveen Churchill Private Capital Income Fund’s (the “Fund”) valuation policy, the Fund intends to sell its shares on the first business day of each month at an offering price that reflects the net asset value (“NAV”) per share at the end of the preceding month. The table below sets forth the public offering prices for the Fund’s Class I, Class S, and Class D shares of beneficial interest (collectively "Common Shares"), which was approximately equal to their respective NAV per share.

NAV as of May 31, 2026
Class I shares	$23.88
Class S shares	$23.81
Class D shares	$23.88

As of May 31, 2026, the Fund’s aggregate NAV was approximately $1.5 billion, the fair value of its investment portfolio was $3.3 billion, and it had $1.8 billion in secured borrowings outstanding.

As of May 31, 2026, the Fund's Class I, Class S, and Class D shares of beneficial interest generated the following returns:1

	Inception date	1-Month	3-Month	Year to Date	1-Year	3-Years	Since Inception
Class I shares	March 30, 2022	0.21%	0.96%	1.71%	6.06%	10.47%	10.55%
Class S shares	October 2, 2023	0.22%	0.75%	1.36%	5.16%	—%	8.75%
Class D shares	October 2, 2023	0.19%	0.90%	1.60%	5.80%	—%	9.60%

In the second quarter of 2026, the Fund received approximately $71.3 million in gross subscriptions, inclusive of distributions reinvested through the Fund's distribution reinvestment plan, relating to the issuance of Class I, Class S, and Class D shares of beneficial interest. The Fund estimates that approximately 2.3% of its outstanding Common Shares as of March 31, 2026 were validly tendered and not withdrawn pursuant to the Fund’s repurchase offer that expired on June 29, 2026. The purchase price for each share tendered and accepted for purchase by the Fund pursuant to such offer will be the NAV of the applicable class as of June 30, 2026. The Fund generally determines the NAV of the shares as of the last calendar day of each month within 20 business days after the last calendar day of each month, and the Fund will disclose the final dollar value of Common Shares validly tendered and not withdrawn once the NAV as of June 30, 2026 is determined.

Distributions
On June 28, 2026, the Fund’s board of trustees (the “Board”) declared regular distributions for each class of its shares of beneficial interest in the amounts per share set forth below. The regular distributions are payable to shareholders of record as of July 31, 2026 and the payment date is on or about August 28, 2026.

	Gross Regular Distributions	Shareholder Servicing Fee	Net Total Distributions
Class I shares	$0.170	$—	$0.170
Class S shares	$0.170	$0.017	$0.153
Class D shares	$0.170	$0.005	$0.165

Portfolio Update
As of May 31, 2026, the Fund had debt investments and equity investments in 365 portfolio companies with an aggregate of $3.3 billion in investments (at cost) and an average position size of 0.27%.2 As of May 31, 2026, the Fund’s investments consisted of 92.56% first-lien debt investments, 3.14% second-lien debt investments, 1.81% mezzanine and structured debt investments, and 2.49% equity investments (at fair value). As of May 31, 2026, on a fair value basis, 95.76% of the Fund’s debt investments bore interest at a floating rate and 4.24% of the Fund’s debt investments bore interest at a fixed rate. As of May 31, 2026, the weighted average yield on the Fund's debt and income producing investments at fair value was 8.93%.3

As of May 31, 2026, the Fund's portfolio companies had a weighted average reported EBITDA (including all private debt investments and excluding quoted assets) of $77.3 million. Including all quoted assets as of May 31, 2026, the Fund's portfolio companies had a weighted average reported EBITDA of $156.4 million. EBITDA amounts are derived from the most recently available portfolio company financial statements and are weighted based on the fair market value of each respective investment as of its most recent valuation.

1 Total return does not include upfront transaction fees, if any.
2 Average position size is calculated as a percentage of the total fair value of the Fund's investment portfolio.
3 The weighted average yield of the Fund's debt and income producing securities is not the same as a return on investment for the Fund's shareholders, but rather relates to the Fund's investment portfolio and is calculated before the payment of all of the Fund's and its subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount, but excluding investments on non-accrual status. Weighted average yield inclusive of debt and income producing investments on non-accrual status at fair value was 8.93%. There can be no assurance that the weighted average yield will remain at its current level.

The industry composition of the Fund’s portfolio as a percentage of fair value as of May 31, 2026 was as follows:

Industry	March 31, 2026
Aerospace & Defense	1.84%
Automotive	0.78%
Banking, Finance, Insurance & Real Estate	4.98%
Beverage, Food & Tobacco	6.94%
Capital Equipment	7.33%
Chemicals, Plastics & Rubber	1.46%
Construction & Building	6.21%
Consumer Goods: Durable	1.14%
Consumer Goods: Non-durable	2.26%
Containers, Packaging & Glass	2.37%
Energy: Electricity	1.57%
Energy: Oil & Gas	0.41%
Environmental Industries	3.56%
Healthcare & Pharmaceuticals	13.12%
High Tech Industries	10.43%
Hotel, Gaming & Leisure	0.33%
Media: Advertising, Printing & Publishing	0.85%
Media: Broadcasting & Subscription	0.13%
Media: Diversified & Production	0.15%
Metals & Mining	0.05%
Retail	0.06%
Services: Business	18.82%
Services: Consumer	5.21%
Sovereign & Public Finance	0.45%
Telecommunications	2.46%
Transportation: Cargo	1.49%
Transportation: Consumer	0.76%
Utilities: Electric	2.53%
Utilities: Water	0.78%
Wholesale	1.52%
Total	100.0%

The Fund's top ten portfolio companies as of May 31, 2026 were as follows:

Portfolio Company	Industry	% of Fair Value of Investments
Health Management Associates, Inc.	Healthcare & Pharmaceuticals	1.08%
Arctiq, Inc.	High Tech Industries	1.04%
Commercial Bakeries Corp.	Beverage, Food & Tobacco	0.97%
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	Capital Equipment	0.96%
Alta Buyer, LLC	High Tech Industries	0.94%
Healthspan Buyer, LLC (Thorne HealthTech)	Healthcare & Pharmaceuticals	0.91%
Legacy Parent Holdings, LLC (Legacy Service Partners)	Services: Consumer	0.91%
FirstCall Mechanical Group, LLC	Capital Equipment	0.90%
Perennial Services Group, LLC	Services: Consumer	0.84%
Lonestar Polaris Topco, LP	Beverage, Food & Tobacco	0.83%

Past performance is not necessarily indicative of future performance, and there can be no assurance that the Fund will achieve comparable investment results, or that any targeted returns will be met.

The information presented above is based on the determination of Churchill PCIF Advisor LLC (the “Adviser”), in its capacity as the valuation designee (the "Valuation Designee") as of May 31, 2026. The valuation process is subject to the review of and oversight by the Board to determine that the Valuation Designee selected and consistently applied the appropriate valuation methodologies in connection with the Valuation Designee's determination of the fair value of the Fund's portfolio securities. Consequently, the data set forth in the Fund’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026 may differ from this information, and any such differences may be material. In addition, the information presented above does not include all of the information regarding the Fund's financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. Neither PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the financial data contained herein. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: July 1, 2026	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President